UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 11, 2008

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2544
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 11, 2008, Cleveland-Cliffs Inc (the "Company"), through a wholly owned subsidiary, completed the acquisition of United Mining Co. Ltd.’s ("United Mining") 30% interest in United Taconite LLC, an iron ore mining and pelletizing joint venture located in Eveleth, Minnesota ("UTAC"). The Company previously owned a 70% interest in UTAC and, after completing the acquisition, now has 100% ownership. The acquisition is effective as of June 30, 2008.

The purchase price was comprised of approximately $100 million in cash, 1,529,619 common shares of the Company (the "Consideration Shares") and 1.2 million tons of iron ore pellets. The pellets will be provided to United Mining over the next five quarters beginning with the quarter ended December 31, 2008.

As noted above, United Mining was previously a joint venture participant with the Company in UTAC. The Company has also made spot sales of iron ore pellets to an affiliate of United Mining from time to time.

A portion of the cash component of the purchase price for the acquisition was financed through the Company’s Multicurrency Credit Agreement, dated as of August 17, 2007, by and among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, and the other lenders party thereto (the "Credit Agreement"). Certain of the lenders and other parties under the Credit Agreement and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 3.02 Unregistered Sales of Equity Securities.

As described above under Item 2.01, the Company issued the Consideration Shares to United Mining on July 11, 2008 as part of the consideration for the acquisition of United Mining’s 30% interest in UTAC. The Consideration Shares were issued at closing without registration under the Securities Act of 1933 in reliance on an exemption from registration under Section 4(2) of the Securities Act. In connection with the issuance of the Consideration Shares, the Company entered into a registration rights agreement, dated July 11, 2008, with United Mining whereby the Company agreed, among other things, to file a resale registration statement with respect to the Consideration Shares.

Item 8.01 Other Events.

Cleveland-Cliffs Inc published a news release dated July 14, 2008 as follows:

Cleveland-Cliffs Acquires Minority Partner’s Interest
in United Taconite

Purchase Provides Cliffs 100% Ownership of Minnesota Mining Operation

CLEVELAND—July 14, 2008—Cleveland-Cliffs Inc (NYSE: CLF) today announced that it has acquired United Mining Co. Ltd.’s 30% interest in United Taconite (UTAC), an iron ore mining and pelletizing operation located in Eveleth, Minn. Cliffs previously owned a 70% interest in the joint venture and after completing the purchase now has 100% ownership.

Consideration will be a mix of cash, stock and iron ore pellets. The total includes $100 million in cash and 1,529,619 Cleveland-Cliffs common shares. In addition, the transaction includes a provision to supply 1.2 million tons of iron ore pellets over the next five quarters at no cost.

Joseph Carrabba, Cliffs’ chairman, president and chief executive officer, commented: "Strategically, the consolidation of the UTAC minority interest strengthens our core North American Iron Ore business, and together with our Northshore property, gives Cliffs two wholly-owned iron ore assets in North America. Moreover, as Cliffs currently manages the operation, there is no integration risk associated with the transaction."

The acquisition does not require regulatory approval and has an effective close date of June 30, 2008. United Taconite is expected to produce 5.2 million tons in 2008 and at Dec. 31, 2007 had proven reserves of 133 million tons. As a result of this transaction, as well as the recently announced expansion project at the Company’s Michigan mines, Cliffs’ total North American Iron Ore equity pellet production will increase to 23 million tons in 2008 and over 24 million tons in 2009.

To be added to Cleveland-Cliffs’ e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is an international mining company, the largest producer of iron ore pellets in North America and a major supplier of metallurgical coal to the global steelmaking industry. The Company operates six iron ore mines in Michigan, Minnesota and Eastern Canada, and three coking coal mines in West Virginia and Alabama. Cliffs also owns 85% of Portman Limited, a large iron ore mining company in Australia, serving the Asian iron ore markets with direct-shipping fines and lump ore. In addition, the Company has a 30% interest in the Amapá Project, a Brazilian iron ore project, and a 45% economic interest in the Sonoma Project, an Australian coking and thermal coal project.

This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

Actual results may differ materially from such statements for a variety of reasons, including: changes in the sales mix; the impact of other price-adjustment factors on the Company’s North American sales contracts; changes in demand for iron ore pellets by North American integrated steel producers, or changes in Asian iron ore demand due to changes in steel utilization rates, operational factors, electric furnace production or imports into the United States and Canada of semi-finished steel or pig iron; the impact of consolidation and rationalization in the steel industry; availability of capital equipment and component parts; availability of float capacity on the Great Lakes; changes in the financial condition of the Company’s partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code or similar statutes in other countries; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; inability to achieve expected production levels; reductions in current resource estimates; failure to receive or maintain required environmental permits; problems with productivity, labor disputes, weather conditions, fluctuations in ore grade, tons mined, changes in cost factors including energy costs, transportation, mine closure obligations and employee benefit costs; the ability to identify, acquire and integrate strategic acquisition candidates and the effect of these various risks on the Company’s future cash flows, debt levels, liquidity and financial position.

Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company’s Annual Report and Reports on Form 10-K and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cleveland-Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

News releases and other information on the Company are available on the Internet at:
http://www.cleveland-cliffs.com

SOURCE: Cleveland-Cliffs Inc

CONTACT:
Steve Baisden
Director, Investor Relations and Corporate Communications
(216) 694-5280
srbaisden@cleveland-cliffs.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

July 15, 2008	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary